     As filed with the Securities and Exchange Commission on August 15, 1997

                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       GEORGIA                                                    58-1458268
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 40 NORTH MAIN STREET, STATESBORO, GEORGIA 30458
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

      FIRST BANKING COMPANY OF SOUTHEAST GEORGIA DIVIDEND REINVESTMENT PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                           WALTER G. MOELING, IV, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (404) 572-6600
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
TITLE OF                AMOUNT                   PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO           TO BE                    OFFERING PRICE         AGGREGATE OFFERING      REGISTRATION
BE REGISTERED           REGISTERED               PER SHARE              PRICE                   FEE
------------------------------------------------------------------------------------------------------------
Common Stock,           100,000                  $22.25 (2)             $2,225,000 (3)          $675.00
$1.00 par value         shares (1)

(1) Representing shares to be issued and sold by the Registrant under the First Banking Company of Southeast Georgia Dividend Reinvestment Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for August 13, 1997.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PROSPECTUS


                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK

                           (PAR VALUE $1.00 PER SHARE)


     First Banking Company of Southeast Georgia ("First Banking") is offering through its Dividend Reinvestment Plan (the "Plan") to all holders of record of its Common Stock the opportunity to reinvest automatically their cash dividends in shares of Common Stock. The terms and provisions of the Plan in question and answer format are set forth in this Prospectus.

     The prices to be paid for shares of Common Stock purchased through dividend reinvestments will be 100% of the market price average, determined as provided in the Plan. (See "Dividend Reinvestment Plan -- Purchases" and "-- Price").

     This Prospectus relates to 100,000 shares of First Banking Common Stock, par value $1.00 per share, registered for purchase under the Plan. Shares issued under the Plan will be either newly issued shares, treasury shares or shares purchased for Plan participants in the open market.

     Each share of First Banking Common Stock is entitled to one (1) vote per share on all matters.

     The Plan does not represent a change in First Banking's dividend policy, which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, when declared, by check in the usual manner.

     First Banking's principal office and mailing address are 40 North Main Street, Statesboro, Georgia 30458 (telephone 912-764-6611).


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is August 15, 1997.

                              AVAILABLE INFORMATION


         First Banking is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other filings made by First Banking, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

         The Commission also maintains a Web Site (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as First Banking, that file electronically with the Commission.

         First Banking has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the First Banking Common Stock being offered hereby. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.


                       DOCUMENTS INCORPORATED BY REFERENCE

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The documents are available upon request from the person specified below.

         The following documents filed by First Banking with the Commission are hereby incorporated by reference into this Prospectus:

         (1) First Banking's annual report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) First Banking's quarterly report on Form 10-Q for the quarter ended March 31, 1997;

         (3) First Banking's quarterly report on Form 10-Q for the quarter ended June 30, 1997; and

         (4) The description of First Banking Common Stock set forth in First Banking's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by First Banking pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

         First Banking will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to Dwayne E. Rocker, Secretary and Treasurer, First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458 (telephone 912-764-6611).


                              DIVIDEND REINVESTMENT
                                      PLAN

                                     PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide record owners of First Banking Common Stock with a simple and convenient way to invest cash dividends in shares of Common Stock without payment of any brokerage commissions, service charges or other expenses. To the extent such shares are purchased from First Banking, First Banking will receive additional funds to finance its continuing operations and those of its subsidiaries.


                                   ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         Participants in the Plan may:

         (a) Reinvest all or part of their dividends in shares of Common Stock automatically at a price equal to the average market price as more fully explained in response to Question 12;

         (b) Avoid charges for brokerage commissions or fees on all investments under the Plan;



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


         (c) Invest the full amount of all dividends since the Plan allows fractions of a share to be held under the Plan;

         (d) Avoid cumbersome safekeeping requirements through the free custodial service provided under the Plan; and

         (e) Avoid the inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.


                                  PARTICIPATION

3.       WHO IS ELIGIBLE TO PARTICIPATE?

         All record owners of Common Stock are eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker or bank nominee) must become owners of record by having the number of shares as to which they wish to participate transferred into their names or make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners. (See Question 4.) Shareholders can participate with respect to all or less than all of their shares.


4.       HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

         An eligible shareholder may join the Plan by signing the enclosed Authorization Card and returning it to SunTrust Bank, Atlanta, Georgia as the agent for the Plan (the "Agent") as follows:

                           SunTrust Bank, Atlanta
                           Mail Code 258
                           Stock Transfer Department
                           Post Office Box 4625
                           Atlanta, Georgia 30302

         An Authorization Card is enclosed with this Prospectus and additional Authorization Cards may be obtained at any time by written request to the Agent at the above address, or by writing First Banking at First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458, Attention:
Corporate Secretary, or by calling First Banking at (912) 764-6611.

         Brokers, banks or other nominees who wish to participate in the Plan on behalf of their clients must submit an Authorization Card to the Agent, as any other record holder, with respect to the shares held by them that are to participate in the Plan. Any shareholder of record that is a nominee for others who wish to participate in the Plan must certify to First Banking the name and address of (and number of shares of Common Stock held for) each beneficial owner on whose behalf such participation is



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


authorized and agree to advise First Banking of such beneficial owner's underlying ownership of First Banking shares registered in its name from time to time.


5.       WHEN MAY A SHAREHOLDER JOIN THE PLAN?

         An eligible shareholder may join the Plan at any time. If an Authorization Card specifying reinvestment of dividends is received by the Agent before the record date for a dividend payment, reinvestment will commence with that dividend payment. If the Authorization Card is received on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. Dividend payment dates ordinarily are the thirtieth day of March, June, September and December. The record date for determining shareholders who receive dividends normally precedes the dividend payment date by 15 days so that the record dates ordinarily are as of the fifteenth day of March, June, September and December.


6.       WHAT DOES THE AUTHORIZATION CARD PROVIDE?

         By marking the appropriate spaces of the Authorization Card, you may choose between the following investment options with respect to dividend reinvestment:

         (a) To automatically reinvest cash dividends on all shares registered in your name at the current market price average, computed as described in response to Question 12; or

         (b) To automatically reinvest cash dividends on less than all of the shares registered in your name (a specified number of whole shares) at the current market price average and continue to receive cash dividends on the remaining shares. You must indicate on the Authorization Card the number of shares on which dividends are to be reinvested rather than paid.

         Dividends on all shares purchased for your account under the Plan will be automatically reinvested in additional shares of Common Stock at the current market price average.


7.       MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER
         ENROLLMENT?

         Yes. You may change your investment option at any time by signing a new Authorization Card and returning it to the Agent as provided in response to Question 4. An Authorization Card indicating a change of options must be received by the Agent prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on the related dividend payment date or otherwise to alter your investment options. If you want to terminate your participation in the Plan, see Question 16.

                                      AGENT

8.       WHO ADMINISTERS THE PLAN?

         SunTrust Bank, Atlanta, Georgia is the Agent that administers the Plan for participants, keeps records, sends statements of account to participants, purchases shares of Common Stock in the open market and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan. The Agent's mailing address is provided in the response to Question 4 above.

         The Agent may at any time (a) resign by giving written notice to First Banking, or (b) be removed by First Banking. In the event a vacancy occurs in the office of Agent, First Banking shall appoint a successor Agent, which may be First Banking or one of its subsidiaries.


                                      COSTS

9. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

         No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan, including fees, commissions and expenses, will be paid by First Banking. However, if you request the Agent to sell your Plan shares, you will pay certain charges as explained in response to Question 15. Participants may incur tax liability as a result of payment by First Banking of expenses in connection with open market purchases of shares for Plan participants, as explained in response to Question 17.


                                    PURCHASES

10. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS AND WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

         If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends and the market price of the Common Stock. The number of shares purchased for your account, including fractions computed to three decimal places, will be equal to the total amount to be invested by you, divided by the purchase price per share. (See Question 12.)

         Shares purchased under the Plan will be shares purchased for Plan participants in the open market, treasury or newly issued shares or a combination of the foregoing. Newly issued shares and treasury shares will be purchased directly from First Bankingand will only be purchased in the event open market purchases cannot be made or are not desirable.


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

11.      WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?


         When shares are purchased in the open market, the Agent will use dividends paid on the dividend payment date to purchase shares in the open market on the dividend payment date or as soon thereafter as is practicable, given that open market purchases may not be possible on the dividend payment date due to market conditions or federal securities laws. Open market purchases may be made on any securities exchange where the shares of the Common Stock are traded, in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery and other matters as the Agent may agree to. Neither First Banking nor any Plan participant shall have the authority to direct the time, price or manner of such open market purchases, or the selection of the broker or dealer through or from whom purchases are to be made.

         When shares are purchased from First Banking, purchases will be made on or as soon after the dividend payment date as is practicable. Such purchases will only be made in the event open market purchases cannot be made or are not desirable.

         No dividends will be earned on shares purchased under the Plan until the dividend payment date following the date of purchase of those shares.


                                      PRICE

12.      AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         Common Stock will be purchased from First Banking with reinvested dividends at a price equal to the average of the bid and asked prices of the First Banking Common Stock reported by the Nasdaq Stock Market ("Nasdaq") for the five business days immediately preceding the dividend payment date. No shares will be purchased from First Banking under the Plan at less than their par value ($1.00 per share).

         The price to a Plan participant of shares purchased with reinvested dividends in the open market under the Plan will be the weighted average of the total price paid by the Agent for all shares of First Banking Common Stock purchased in the open market for all Plan participants in respect of a particular dividend payment date.


                             REPORTS TO PARTICIPANTS

13.      WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         On a quarterly basis, First Banking will send you a statement showing transactions in your account since the preceding purchase made on your behalf. This statement will provide a record of the



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


cost of purchases under the Plan and should be retained for tax purposes. At the end of the year, First Banking will report to you the dividends credited to your account for that year on the shares held for you and on the shares registered in your name. The number of shares credited to your account will also be shown on the statement. In addition, you will receive copies of the same communications sent to every other holder of Common Stock, including First Banking's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.


                                    DIVIDENDS

14. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

         Yes. You will receive dividends on the shares registered in your name and held in your Plan account.


                                  CERTIFICATES

15. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

         Certificates for shares of Common Stock purchased under the Plan will not be issued to you unless you request them. All shares credited to your account under the Plan will be issued to the Agent or its nominee, as your agent. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by First Banking.

         A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent. Any remaining full shares and fractions of a share will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested. Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Authorization Card.

         Certificates for fractions of a share will not be issued under any circumstances.

         Shares credited to your account may not be pledged. If you wish to pledge the whole shares credited to your account, you must request that certificates for those shares be issued in your name.



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



         Accounts under the Plan are maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates for those shares will be similarly registered when issued to you.

         At any time you may request the Agent to sell any or all of the shares credited to your account under the Plan. The sale will be made for your account after receipt by the Agent of your request. You will receive the proceeds of the sale, less any related brokerage commission and transfer tax.


                          TERMINATION OF PARTICIPATION

16.      HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

         You may terminate your participation in the Plan at any time by notifying the Agent in writing at the address set forth in Question 4.

         If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you.

         If you terminate your participation in the Plan or if First Banking terminates the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made for a fraction of a share. The cash payment will be equal to the fraction of a share represented multiplied by the then current market value of a share of First Banking Common Stock. However, if upon termination you prefer to receive cash for all your Plan shares, you may request the Agent to sell your shares as explained in response to Question 15.


                                OTHER INFORMATION

17.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         Under Internal Revenue Service rulings in connection with similar plans, dividends that you reinvest in additional shares of Common Stock under the Plan will be treated for federal income tax purposes either (a) as having been received by you in the form of cash dividends, if such shares are acquired in the open market, or (b) as a taxable stock dividend if such shares are acquired from First Banking.

         The Internal Revenue Service has issued a ruling that held that brokerage commissions and service charges paid by a corporation in connection with the open market purchase of shares pursuant to a dividend reinvestment plan are inculpable in the gross income of participants in that plan. If shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by First Banking that are attributable to the purchase of such shares.

         You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged -- either by the Agent at your request or by you. (See Questions 15 and 16.) You also will recognize gain or loss when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share and the tax basis thereof.

         The tax basis of shares acquired from First Banking under the Plan by reinvestment of dividends will be equal to the purchase price of the shares acquired. The tax basis of shares acquired by the Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Agent plus an allocable share of any brokerage commissions paid by First Banking. The holding period of shares of Common Stock acquired under the Plan will begin on the day following the date as of which the shares are purchased for you.

         In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

         Federal tax laws impose certain reporting obligations upon brokers and other middlemen. As a result, the Agent will be required to report to the Internal Revenue Service and you any sales of Common Stock by the Agent for your Plan account. If your dividends become subject to the backup withholding tax of the Interest and Dividends Tax Compliance Act of 1983, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

         The foregoing is only a summary of some of the applicable tax provisions. For further information as to the tax consequences of participation in the Plan, including any future changes in applicable law or interpretations thereof, you should consult with your own tax advisor.

18. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANTS' NAME?

         Shares credited to your account under the Plan may not be sold, pledged or assigned without first requesting and receiving a certificate for such shares.

         If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.




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


         If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the remainder of the shares up to the number of shares with respect to which reinvestment of dividends was originally authorized will continue to be reinvested.


19. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME?

         Shares credited to your account under the Plan may not be sold, pledged or assigned without first requesting and receiving a certificate for such shares. If you dispose of all shares registered in your name with respect to which you participate in the Plan, your participation in the Plan will be terminated, and the Agent will deliver to you a certificate representing the number of whole shares credited to you under the Plan and a check for the value of any fractional share.


20. IF FIRST BANKING HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON PLAN SHARES BE HANDLED?

         If you are entitled to participate in a rights offering, your entitlement will be based upon your total holdings, including the shares credited to you pursuant to the Plan. Rights certificates will, however, be issued only for whole shares.


21. WHAT HAPPENS IF FIRST BANKING ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

         Any stock dividends or split shares distributed by First Banking on shares of Common Stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of Common Stock registered in your name will be distributed to you in the same manner as they are distributed to shareholders who are not participating in the Plan.

22.      HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         You will receive a proxy indicating the total number of your shares of Common Stock, including shares of Common Stock registered in your name and whole shares of Common Stock credited to your account under the Plan.

         If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy -- those registered in your name and those whole shares credited to your account under the Plan -- will be voted as marked.

         If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares -- those registered in your name and those whole shares credited to your account under the Plan -- will be voted in accordance with the recommendations made by the board of directors of First Banking. If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.


23.      WHAT ARE THE RESPONSIBILITIES OF FIRST BANKING AND THE AGENT UNDER THE
         PLAN?

         The Agent has had no responsibility with respect to the preparation and contents of this Prospectus. Neither First Banking nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of the time or prices at which shares of First Banking Common Stock are purchased or sold for participant accounts, any fluctuation in the market value of the Common Stock after the purchase or sale of shares or failure to terminate a participant's account upon the participant's death prior to receipt of a notice in writing of the death.


24.      WHO INTERPRETS THE PLAN?

         First Banking reserves the right to interpret the Plan as it deems necessary or desirable.


25.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         Yes. First Banking reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants.


                                 USE OF PROCEEDS

         First Banking does not know either the number of shares that will ultimately be purchased from First Banking under the Plan or the prices at which the shares will be sold, and therefore cannot determine the amount of proceeds that will be used. First Banking intends to add the net proceeds of sales under the Plan of newly issued shares of Common Stock and treasury shares to the general funds of First Banking to be available for general corporate purposes.

                                 INDEMNIFICATION

         Directors, officers, employees and agents of First Banking and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the Georgia Business Corporation Act, First Banking's articles of incorporation, the articles of incorporation of First Banking's subsidiaries, and First Banking's liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Banking pursuant to the foregoing provisions, First Banking has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable.


                                     EXPERTS

         The consolidated financial statements of First Banking and subsidiaries that are incorporated by reference herein have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and has been incorporated herein in reliance upon the report of Deloitte & Touche LLP, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL OPINION

         Certain issues regarding the shares of Common Stock of First Banking offered hereby are being passed upon by the law firm of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

===========================================================            ===============================================

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF
THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.                             FIRST BANKING COMPANY
EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS                                      OF
AS THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.                                   SOUTHEAST GEORGIA
NEITHER THE DELIVERY OF THIS  PROSPECTUS NOR ANY SALE
HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS
OF FIRST BANKING SINCE THE DATE HEREOF.

                   ------------

                TABLE OF CONTENTS                                                  DIVIDEND REINVESTMENT PLAN

                                                Page
                                                ----

AVAILABLE INFORMATION..........................  2

DOCUMENTS INCORPORATED BY
    REFERENCE..................................  2

DIVIDEND REINVESTMENT PLAN.....................  3
         Purpose...............................  3                                         --------
         Advantages............................  3
         Participation.........................  4                                        PROSPECTUS
         Agent.................................  6
         Costs.................................  6                                         --------
         Purchases.............................  6
         Price.................................  7
         Reports to Participants...............  7
         Dividends.............................  8
         Certificates..........................  8
         Termination of Participation........... 9
         Other Information...................... 9

USE OF PROCEEDS................................ 12

INDEMNIFICATION................................ 13                                       August 15, 1997

EXPERTS........................................ 13

LEGAL OPINION.................................. 13


==================================================                     ===============================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee               $    675

         Legal Fees                         $  5,000

         Accounting Fees                    $  1,500

         Printing and Postage               $  1,575

         Transfer Agent Fees and Expenses   $    150

         Miscellaneous                      $    100

           TOTAL                            $  9,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         The Registrant's Bylaws provide that directors, officers, employees and agents of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director, officer, employee or agent of the Registrant; provided that such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his or her conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification against expenses actually and reasonably incurred by him or her in connection therewith without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists or if a quorum of directors who are not parties to the claim so direct, independent legal counsel may render an opinion as to whether the standards have been met. Alternatively, the holders of a majority of the stock entitled to vote on the matter may determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                                       Description
  ---                                       -----------

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

3.1(a) Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on May 14, 1996 (Reg. No. 333-03679).

3.2               Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1              Consent of counsel (included in Exhibit 5.1).

23.2              Consent of Deloitte & Touche LLP.

24                Power of Attorney (see signature pages to this Registration
                  Statement).

99                Dividend Reinvestment Plan, dated July 15, 1997.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events

                  arising after the effective date of the Registration Statement thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesboro, State of Georgia, on August 14, 1997.

                                                  FIRST BANKING COMPANY OF
                                                  SOUTHEAST GEORGIA

                                                  By: /s/ James Eli Hodges
                                                     --------------------------
                                                          James Eli Hodges
                                                          President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Eli Hodges and Dwayne E. Rocker, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities indicated on August 14, 1997.

      SIGNATURE                            TITLE
      ---------                            -----


/s/ James Eli Hodges                President and Director
------------------------            (Principal Executive and Financial Officer)
James Eli Hodges

/s/ E. Raybon Anderson              Director
------------------------
E. Raybon Anderson

/s/ A.M. Braswell, Jr.              Director
------------------------
A.M. Braswell, Jr.

/s/ W.A. Crider, Jr.                Director
------------------------
W.A. Crider, Jr.

/s/ C. Arthur Howard                Director
------------------------
C. Arthur Howard

/s/ Lanier A. Hunnicutt                          Director
---------------------------
Lanier A. Hunnicutt


/s/ Joe P. Johnston                              Director
---------------------------
Joe P. Johnston


/s/ Julian C. Lane, Jr.                          Vice President and Director
---------------------------
Julian C. Lane, Jr.


/s/ Harry S. Mathews                             Director
---------------------------
Harry S. Mathews


/s/ Dan J. Parrish, Jr.                          Director
---------------------------
Dan J. Parrish, Jr.


                                                 Director
---------------------------
Charles M. Robbins, Jr.


/s/ Larry D. Weddle                              Director
---------------------------
Larry D. Weddle


/s/ Alvin Williams                               Director
---------------------------
Alvin Williams


/s/ John M. Wilson, Jr.                          Vice President and Director
---------------------------
John M. Wilson, Jr.


/s/ Dwayne E. Rocker                             Secretary and Treasurer
---------------------------                      (Principal Accounting Officer)
Dwayne E. Rocker

                                  EXHIBIT INDEX


           Exhibit                 Description
             No.                   -----------
            ----

             3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit
                        3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

            3.1(a) Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on May 14, 1996 (Reg. No. 333-03679).

             3.2 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                        1989).

             5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

            23.1        Consent of counsel (included in Exhibit 5.1).

            23.2        Consent of Deloitte & Touche LLP.

             24 Power of Attorney (see signature pages to this Registration Statement).

             99         Dividend Reinvestment Plan, dated July
                        15, 1997.